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                                                                    EXHIBIT 99.2





[ECLIPSYS LETTERHEAD]





Contact:

Stephanie P. Massengill, Market Development (media)
(561)243-1457 - stephanie.massengill@eclipsys.com

Bob Vanaria, CFO (investors)
(561)266-2324 - investor.relations@eclipsys.com


ECLIPSYS CORPORATION SIGNS AGREEMENT
TO ACQUIRE POWERCENTER SYSTEMS

DELRAY BEACH, FL--FEB. 8, 1999--Eclipsys Corporation (Nasdaq:ECLP), a leading provider of integrated healthcare enterprise information technology solutions, has signed a definitive agreement to acquire PowerCenter Systems, Inc., a leading provider of Enterprise Resource Planning (ERP) solutions.

     "PowerCenter is the only Enterprise Resource Planning vendor focused exclusively on the healthcare industry," said Harvey J. Wilson, Eclipsys chairman and CEO. "The company's modern architecture and comprehensive, enterprise-wide functionality make PowerCenter applications an excellent complement to our Sunrise(TM) line of software that supports improvement in clinical, financial and satisfaction outcomes." PowerCenter's series of fully integrated ERP application suites include support for Materials Management, Surgery Scheduling, Accounts Payable, General Ledger, Budgeting, Fixed Assets, Package Tracking, and Human Resources.

     The acquisition, which is subject to certain closing conditions, is expected to close in February. Terms call for PowerCenter to be acquired with
1.1 million shares of Eclipsys common stock and the assumption of approximately $2.2 million of convertible debt that will be converted to Eclipsys common stock upon closing. The acquisition is expected to be accounted for as a pooling of interests.

     Matthew Ehrlich, president of PowerCenter Systems, stated that "Over the past several months, we have enjoyed a close working relationship with Eclipsys and share its vision of improving outcomes across the healthcare enterprise through the power of integrated information technology. We welcome this opportunity to become a part of the growing Eclipsys family. This move will enable us to further expand our products' scope and their benefit to our customers."



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ECLIPSYS CORPORATION
AGREEMENT TO ACQUIRE POWERCENTER SYSTEMS
FEB. 8, 1999
PAGE 2 OF 2


     PowerCenter, based in Uniondale, NY, was founded in 1993. It is an ERP solution provider, furnishing and implementing all aspects of application software; system and database software; hardware and networking systems; implementation and training and post-implementation service and support. The company has regional offices in Houston, Minneapolis, Birmingham, Philadelphia and San Franisco.

     Eclipsys Corporation is a Delray Beach, FL-based healthcare information-technology company providing integrated information software and service solutions to the healthcare industry, partnering with its customers to help them improve clinical, administrative and financial outcomes. The company's new Sunrise (TM) product line is a multi-tiered, browser-enabled suite of rules-oriented applications that provide real-time clinical decision support and emphasize direct physician knowledge-based order entry. Sunrise also supports managed care and multi-entity processing for IHN integrated combined business offices (CBOs). Products can be purchased in combination to provide an enterprise-wide solution or individually to address specific needs. Eclipsys also provides a wide range of outsourcing, remote processing and networking services to meet the information-technology needs of its customers.

     For more information, contact Eclipsys at investor.relations@eclipsys.com,
(561)266-2324.

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Statements in this news release concerning future results, performance or expectations are forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include risks relating to integration of the combined businesses and their products, uncertainties regarding future financial results and other risks described in the filings of Eclipsys with the Securities and Exchange Commission. Product and company names in this news release are trademarks or registered trademarks of their respective companies.